                                                                   EXHIBIT 99.22

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED


The undersigned does by this Notice of Assignment request that Saf T Lok Incorporated, a Florida corporation (the "Company"), transfer to the named Assignee (the "Assignee") the Option to purchase that number of shares of Common Stock specified below (the "Shares") at the price per share specified below in accordance with the undersigned's option under the Stock Option Agreement (the "Agreement") specified below between the undersigned and the Company.

The Assignee represents that this Option and any Shares purchased pursuant to this Option are purchased for investment purposes, for Assignee's own account and not for distribution, resale, assignment, transfer or other disposition except in compliance with applicable securities laws

The Assignee acknowledges and understands that in connection with the acquisition of the Shares the Assignee is solely responsible to comply with all applicable State and Federal Securities Laws and all applicable tax laws and regulations to which Assignee is subject. Exercise of the Option will normally result in an immediate tax liability for Assignee. It is strongly suggested that Assignee consult with his attorney and his tax advisor to insure compliance with all laws.

If the Assignee is required to file a Form 144 and/or a Form 4 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the Assignee shall deliver a copy of such form(s) to the Company at the same time and each time the Assignee delivers a copy to the Securities and Exchange Commission.


A.   Date of Stock Option Agreement:   Dec. 18, 1997.
                                    --------------------

B.   Number of Shares covered by Agreement:   1,000,000.
                                           ---------------

C.   Exercise price per share:  $   1.19.
                                 ----------

D.   Number of shares of Common Stock actually to be assigned to undersigned
     Assignee at this time:   150,000.
                           --------------


Assignee may receive a copy of the Agreement by requesting one from Saf T Lok.

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED

Assignor:
---------


Franklin W. Brooks     11/2/99          /s/ Franklin W. Brooks
------------------------------         --------------------------------
Optionee Name (PRINT) and Date                    Optionee Signature

Social Security #:   138 26 9103
                  ------------------

Residence:     7689 S.E. Rivers Edge St.
          -------------------------------------------
               Jupiter, FL 33458
-----------------------------------------------------


Assignee:  By signing below, Assignee agrees to be bound by all of the terms of
--------
the Option Agreement with respect to the Option so assigned.

Debbie Glass           11/2/99           /s/ Debbie Glass
------------------------------           ---------------------------------
Assignee Name (PRINT) and Date                      Assignee Signature

Social Security #:   265 47 5526
                  ------------------

Residence:    19930 Earlwood Drive
          -------------------------------------------
              Jupiter, FL 33458
-----------------------------------------------------


ACCEPTED:

SAF T LOK INCORPORATED


By:  /s/ William W. Schmidt
   ------------------------------

Title:       CFO
      ---------------------------

Dated:       Nov. 2, 1999
      ---------------------------

Copy to be sent to Assignor and Assignee.

                            STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT is effective as of the 18th day of December, 1997, between SAF T LOK INCORPORATED, a Florida corporation (the "Company"), and FRANKLIN W. BROOKS (the "Optionee").

                                  Background
                                  ----------

A.   Optionee is currently a director of the Company.

B. The Company considers it desirable and in the Company's best interest that Optionee be given an inducement to acquire a proprietary or equity interest in the Company as an added incentive to advance the interests of the Company in the form of an option to purchase Common stock of the Company.

C. This Agreement shall be considered an individual benefit plan for the Optionee.

                                   Agreement
                                   ---------

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Grant of Option. The Company hereby grants to Optionee the right and option
     ---------------
(hereinafter referred to as the "Option") to purchase up to an aggregate of 1,000,000 shares of the Company'' common stock (the "Stock") at an exercise price equal to $2.00 per share (the "Exercise Price"), on the terms and conditions herein set forth. The date of grant of the Option is the date set forth on Exhibit "A" attached hereto.

2.   Period of Option. The term of the Option shall be for a period of five
     ----------------
years from the date hereof, subject to earlier termination as provided herein. Prior to the expiration of the Option, Optionee may exercise the Option for portions of the total option stock granted only in accordance with the vesting schedule set forth on Exhibit "A" attached hereto.

3.   Exercise of Option. In the event of the Optionee's removal or resignation
     ------------------
from the Board of Directors, death while continuously on the Board of Directors, or in the event the Optionee is no longer continuously serving as a member of the Board of Directors due to disability (as defined in Section 22(e) of the Code), that portion of the Option which has vested at the time of one of these events is exercisable in accordance with the provisions of this Option by the Optionee or his legal representative, or in the event of the Optionee's death during the term of the Option, by the Optionee's estate's personal representative and/or the Optionee's heirs, for the term of the Option. Provided, however, that in the event the Optionee dies while continuously on the Board of Directors prior to December 18, 1998, the second vesting of 250,000 shares set forth in Exhibit "A", attached hereto, shall vest on December 18, 1998 and shall be exercisable by the Optionee's estate's personal representative and'or the Optionee's heirs during the term of the Option.

4.   Investment Representation and Agreement. Optionee represents that this
     ---------------------------------------
Option and any shares purchased pursuant to this Option are purchased for investment purposes only and for Optionee's own account. Optionee acknowledges that this Option and the shares pertaining to this Option are not registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act, or the securities laws of any other state.

5.   Restrictive Legend. Optionee hereby agrees that certificates evidencing the
     ------------------
shares of stock purchased by Optionee pursuant to this Agreement shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

      These shares have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

6.   Nonassignability of Option Rights. The Option is exercisable only by
     ---------------------------------
Optionee, except in the case of Optionee's death, in which case the Option is exercisable by Optionee's estate's personal representative and/or the Optionee's heirs (hereinafter collectively referred to as Optionee). The Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated, or otherwise transferred except by will or by the laws of descent and distribution. The Option shall not be subject to execution, attachment, or similar process. Upon any attempt to sell, exchange, assign, pledge, encumber, hypothecate, or otherwise transfer the Option or any right thereunder, except as permitted in this Section 6, the Option and all rights thereunder shall immediately become null and void.

7.   Method of Exercise. Optionee may exercise the Option, in whole or in part,
     ------------------
by written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least 15 days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, Optionee desires to withdraw such notice of exercise, Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. In no event may the Option be exercised after the expiration of its term. Optionee is under no obligation to exercise an Option or any part thereof.

     (a)  Payment for Option Stock.  The exercise of this Option shall be
          ------------------------
contingent upon receipt by the Company of cash or certified bank check to its order, shares of the Company's Common Stock or cancellation of a vested portion of the Stock Option, or any combination of the foregoing in an amount equal to the full option price of the shares of Stock being purchased. The Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the exercise of the Option and the date of issuance of a certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     (b)  Delivery of Stock to Optionee.  Provided the Optionee has delivered
          -----------------------------
proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

8.   Changes in Capital Structure of Company. In the event of a change in
     ---------------------------------------
capital structure of the Company, the number of shares covered by the Options and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company. The Company shall give notice of any adjustment to Optionee.

9.   Reorganization, Dissolution or Liquidation. In the event of the dissolution
     ------------------------------------------
or liquidation of the Company, or any merger or combination in which the Company is not a surviving corporation is involved, or the Company transfers substantially all of its asset or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), this Option shall thereupon terminate, unless this Option is assumed or a substitute therefor is issued (within the meaning of section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least 15 days written notice of such transaction to Optionee prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedule of this Option upon such notice, and Optionee may exercise the Option prior to such effective date, notwithstanding any time limitation previously placed on the exercise of this Option. Provided, however, that if such merger, combination or reorganization is to be accounted for as a 'pooling of interests' and such accelerated vesting would disqualify the merger, combination or reorganization from being accounted for as a 'pooling of interests', the Board or Directors shall not accelerate the vesting schedule of this Option.

10.  Governing Law.  This Agreement shall be governed by, interpreted under, and
     -------------
construed in accordance with the laws of the State of Florida.

11.  Binding Effect.  This Agreement will inure to the benefit of and be binding
     --------------
on the Company, its successors and assigns, including but not limited to, any company or entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and on Optionee and except as set forth in paragraph 6 above, their heirs, legal representatives, and successors, as the case may be.

12.  Entire Agreement.  This Agreement constitutes the entire agreement of the
     ----------------
parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between parties, whether written or oral, with respect to such subject matter.

13.  Waiver of Modification.  No waiver or modification of this Agreement or of
     ----------------------
any convenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

14.  Number and Gender.  Whenever used herein, singular numbers shall include
     -----------------
the plural, the singular, and the use of any gender shall include all genders.

15.  Invalid Provision.  The invalidity or unenforceability of any term or
     -----------------
provision of this Agreement or the nonapplication of any such term or provision to any person or circumstance shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect and shall be construed as if such invalid, unenforceable, or nonapplicable provision were omitted.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


"COMPANY"                                    "OPTIONEE"

SAF T LOK INCORPORATED



By:___________________________               ____________________________
   John L. Gardner                           Name: Franklin W. Brooks
   President, Chief Executive Officer

                     EXHIBIT "A" TO STOCK OPTION AGREEMENT


                        NOTICE OF GRANT OF STOCK OPTION


This Agreement shall be considered an individual benefit plan for the Optionee.


Name:     Franklin W. Brooks

Address:  ________________________________

          ________________________________

Social Security Number:  ________________________

You have been granted a stock option to buy Saf T Lok Incorporated common stock as follows:

     Stock Option Grant Date...................................December 18, 1997
     Type of Grant*.........................................................NQSO
     Exercise Price per Share..............................................$2.00
     Total Shares Granted..............................................1,000,000
     Total Amount to Fully Exercise...................................$2,000,000
     Expiration Date of the Grant..............................December 18, 2002

The vesting schedule for this grant is as follows:

1. The option to purchase 250,000 shares is vested.

2. The option to purchase 250,000 shares shall vest on December 18, 1998.*

3. The option to purchase 250,000 shares shall vest on December 18, 1999.*

4. The option to purchase 250,000 shares shall vest on December 18, 2000.*

*Subject to the provisions of section 3 of this Stock Option Agreement.


By Order of the Board of Directors of Saf T Lok Incorporated


Validated by: __________________________________________________________
              Corporate Secretary

*ISO      =    Qualified Stock Option
NQSO      =    Nonqualified Stock Option

November 2, 1999


                      Amendment to Stock Option Agreement
                      -----------------------------------


This is an amendment to the stock option agreement dated December 18, 1997 between Saf T Lok Incorporated and Franklin W. Brooks granting the Optionee the option to purchase 1,000,000 shares of Saf T Lok Incorporated common stock at an exercise price of $2.00 per share (the "Agreement").

The Agreement is amended as follows:

The exercise price is repriced to $1.19 per share, the closing market price on November 2, 1999 which is the effective date set by the Resolution of the Board of Directors of Saf T Lok Incorporated.

"Company"                                         "Optionee"

Saf T Lok Incorporated


/s/ Franklin W. Brooks                       /s/ Franklin W. Brooks
---------------------------------            ------------------------------
Franklin W. Brooks, President                Franklin W. Brooks

September 1, 1999


                      Amendment to Stock Option Agreement
                      -----------------------------------


This is an amendment to the stock option agreement dated December 18, 1997 between Saf T Lok Incorporated and Franklin W. Brooks granting the Optionee the option to purchase 1,000,000 shares of Saf T Lok Incorporated common stock at an exercise price of $2.00 per share (the "Agreement").

The Agreement is amended as follows:

1.a. The section of the Agreement entitled "Investment Representation and Agreement" shall be modified to read as follows: "Optionee represents that this Option and any shares purchased pursuant to this Option are purchased for investment purposes, for Optionee's own account and not for distribution, resale, assignment, transfer or other disposition except in compliance with applicable securities laws."

1.b. The following sentences shall be added to the end of the section of the Agreement entitled "Nonassignability of Option Rights:" "Notwithstanding any provision of this Agreement to the contrary, Options granted hereunder which have vested may be assigned to a member of Optionee's immediate family; provided that: (i) the Optionee provides the Company with written notice of assignment;
(ii) the assignee agrees, in writing, to be bound by the terms of the Option Agreement with respect to the Option so assigned; and (iii) the assignment does not conflict with the provisions of applicable Federal or State securities laws. Upon compliance with the foregoing the assignee shall become the Optionee under this agreement with respect to the portion of the Option so assigned. For purposes of this Section, the term "immediate family" shall consist solely of Optionee's (A) child(ren), (B) spouse or former spouse, (C) stepchild(ren) , (D) parent(s), (E) sibling(s), (F) stepparent(s), (G) grandchild(ren), (H) mother-in-law, father-in-law, brother-in-law, sister-in-law, (I) grandparent(s), (J) niece(s) and nephew(s), (K) any person(s) sharing the Optionee's household (other than a tenant or employee), and (L) trusts for the exclusive benefit of any of the foregoing persons."

2. The following sentences shall be added to the end of the section of the Agreement entitled "Period of Option": "Notwithstanding the foregoing, in the event of change of control of the Company as a result of which the Optionee ceases to be a director of the Company or employed by the Company, then all unvested options shall become fully vested on the day before the effective date of change in control."

"Company"                                           "Optionee"

Saf T Lok Incorporated


 /s/ Franklin W. Brooks                        /s/ Franklin W. Brooks
------------------------------                ----------------------------
Franklin W. Brooks, President                 Franklin W. Brooks